UNANIMOUS SHAREHOLDER'S CONSENT



         The UNDERSIGNED being the record and beneficial owners of all shares of the outstanding capital stock of the World Bond-Debenture Series of Lord Abbett Securities Trust ("the Fund"), does hereby consent to the taking of the actions set forth below without a shareholders meeting in accordance with the provisions of Section 5.13 of the Declaration and Agreement of Trust, as amended to this date.

         1. Approval of the Addendum to the Management Agreement between the Fund (on behalf of the Series) and Lord, Abbett & Co. in the form attached hereto increasing the management fee to 0.75 of 1%.




DST Systems, Inc.                                    Lord, Abbett & Co.


By   /s/DST                                                   /s/Robert S. Dow
                                                              Robert S. Dow
                                                              Managing Partner



The Lord, Abbett & Co.
Profit Sharing Plan



BY: /s/Robert S. Dow                                  /s/ Zane E. Brown
Trustee of The Lord, Abbett & Co.                    Zane E. Brown
Profit Sharing Plan


Dated:  March  19, 1998